NON-EXCLUSIVE GAMING TABLE LICENSE

Effective on the date of last signature hereto, Enpat Inc., a Florida corporation, (hereafter “ENPAT”) having a principal place of business at 3165 Hilliard Court, Melbourne, FL 32934, and Mikohn Gaming Corporation, a Nevada Corporation (hereafter “MIKOHN”) having a principal place of business at 920 Pilot Road, Las Vegas, Nevada 89119, agree as follows:

ARTICLE I

BACKGROUND

1.00 ENPAT owns United States patent number 5,735,742 and United States patent number 5,651,548. The assignment of these patents to ENPAT is recorded at the United States Patent Office Assignment Division at Reel 011213 Frame 0614.

1.01 ENPAT has granted an exclusive field of use license under the patents to Bourgogne et Grasset for CHIPS and READERS, specifically excluding any rights to GAMING TABLES.

1.02 MIKOHN wishes to acquire certain non-exclusive rights to GAMING TABLES under United States patent number 5,735,742 and United States patent number 5,651,548.

1.03 ENPAT is willing to grant said rights to MIKOHN and its affiliates subject to the following terms and conditions.

ARTICLE II

DEFINITIONS

2.00 Terms in this Agreement have the meanings established for such terms in the succeeding Sections of this Article.

2.01 AFFILIATE as used herein in connection with MIKOHN, means any entity in which MIKOHN now or hereafter has a direct or indirect ownership interest exceeding fifty percent (50%), or which MIKOHN controls, including entities which now or hereafter have such ownership or control of MIKOHN. Included are entities which control, are controlled by, or are under common control with MIKOHN. The term “control” means possession of the powers to direct or cause the direction of the management or policies of an entity, whether through ownership of equity participation, voting securities or beneficial interests, by contract, by agreement, or otherwise.

2.02 CHIPS means gaming chips containing a transponder.

2.03 READER means an apparatus, other than a GAMING TABLE, used to transmit information to, or receive information from, CHIPS.

2.04 GAMING TABLE means a gaming table having, without limitation, (i) electronics capable of monitoring the gaming activity of people engaged in gaming at the table and (ii) apparatus that transmits information to and/or receives information from CHIPS.

2.05 RECURRING FEES means regular fees charged by MIKOHN to purchasers of GAMING TABLES including, without limitation, fees charged for ongoing technical support, or license fees.

2.06 LICENSED PATENTS means all rights relating to GAMING TABLES owned or held by ENPAT including all existing and future divisionals, continuations and continuations-in-part and all pending patent applications including but not limited to United States patent number 5,735,742 for Gaming Table Tracking System and Method, issued 4/7/98 and United States patent number 5,651,548 for Gaming Chips with Electronic Circuits Scanned by Antennas in Gaming Chip Placement Areas for Tracking the Movement of Gaming Chips within a Casino Apparatus and Method, issued 7/29/97 together with all present, past, and future applications, divisionals, reissues, reexaminations, continuations, continuations-in-part, or extensions thereof throughout the world.

2.07 LICENSED PRODUCTS means GAMING TABLES.

2.08 NET SALES PRICE means MIKOHN’s invoice price, f.o.b. factory, after deduction of regular trade and quantity discounts, but before deduction of any other item including, but not limited to freight allowances, cash discounts, and agent’s commissions.

ARTICLE III

NON-EXCLUSIVE LICENSE GRANT

3.00 ENPAT, warranting that it has the right to do so, grants MIKOHN under the LICENSED PATENTS, for the life of such patents, a non-exclusive license to make, have made, use, import, offer to sell, and sell LICENSED PRODUCTS throughout the United States, its territories, and possessions, together with the right to extend to purchasers the non-exclusive right to use LICENSED PRODUCTS. Anything herein to the contrary notwithstanding, specifically excluded from the rights and licenses granted under this Article 3.00 are rights to CHIPS and READERS.

3.01 MIKOHN shall have the right to extend the licenses granted hereunder to any of its AFFILIATES, provided that MIKOHN is not then in default with respect to any of its obligations to ENPAT under this Agreement. All the terms and provisions of this Agreement, except this right to extend, shall apply to such AFFILIATE to which this license has been extended to the same extent as they apply to MIKOHN, and MIKOHN shall account therefor and be primarily responsible for the performance by such AFFILIATES of all of their obligations hereunder.

ARTICLE IV

REPORTS AND PAYMENTS

In consideration of the rights and immunities granted hereunder, MIKOHN agrees to pay to ENPAT as follows:

4.01 Upon the effective date of this Agreement, MIKOHN will pay ENPAT two hundred thousand dollars ($200,000) fully creditable against future royalty payments.

4.02. MIKOHN will pay ENPAT ten percent (10%) of the NET SALES PRICE of each GAMING TABLE that MIKOHN manufactures or sells in the United States that comes within the scope of any of the claims of the LICENSED PATENTS. The maximum payment required under this Section 4.02 is two hundred and seventy five dollars ($275) per table.

4.03 MIKOHN will pay ENPAT ten percent (10%) of any RECURRING FEES MIKOHN charges its GAMING TABLE customers, but not less than thirty (30) dollars/table/month, for each gaming table that is installed in a customer’s facility and comes within the scope of any of the claims of the LICENSED PATENTS.

4.04 MIKOHN will make written reports to ENPAT quarterly within thirty (30) days after the first days of each January, April, July, and October through and including October 2014 and as of such dates, stating in each such report the number and description of LICENSED PRODUCTS on which payments are due as set forth in this Article IV. The first such report under this Section 4.04 will be due within thirty (30) days after the first day of July 2002.

4.05 Concurrently with the making of each report set forth in Section 4.04 supra, MIKOHN will pay to ENPAT all payments required by this Article IV. LICENSED PRODUCTS shall be considered sold when billed out.

4.06 MIKOHN will keep records showing the LICENSED PRODUCTS sold by it under the license granted in Article III, such records to be in sufficient detail to enable the payments payable to ENPAT to be determined. MIKOHN will also permit its books and records to be examined, to the extent necessary to determine the completeness and accuracy of accounting reports required to be made hereunder, from time to time at reasonable intervals and during regular business hours to the extent necessary to verify the reports provided for in Section 4.04, such examination to be at the expense of ENPAT by an independent auditor appointed by ENPAT. Upon termination of this Agreement for any reason, ENPAT shall have the right to have a final audit conducted by an independent auditor appointed and paid by ENPAT.

ARTICLE V

LIMITATIONS AND WARRANTIES

Nothing in this Agreement shall be construed as:

5.01 a warranty or representation by either party as to the validity or scope of the LICENSED PATENTS; or

5.02 a warranty or representation that anything made, used, sold, or otherwise disposed of under any license granted in this Agreement is or will be free from infringement of patents of third persons; (except that ENPAT warrants that it has no actual knowledge of third party rights that would be infringed by the manufacture, use, or sale of LICENSED PRODUCTS hereunder), or

5.03 a requirement that either party shall file any patent application or secure any patent, or

5.04 an obligation to bring or prosecute actions or suits against third parties for infringement of the LICENSED PATENTS; or

5.05 granting by implication, estoppel, or otherwise any licenses or rights under patents other than the LICENSED PATENTS; or

5.06 any agreement or admission by MIKOHN that the claims of the LICENSED PATENTS are valid or enforceable; or

5.07 a waiver of MIKOHN’s right to challenge the validity or enforceability of any claim(s) of the LICENSED PATENTS, or

5.08 granting any rights to MIKOHN under the LICENSED PATENTS to make, have made, use, import, offer to sell or sell CHIPS or READERS.

ARTICLE VI

TRANSFERABILITY OF RIGHTS AND OBLIGATIONS

6.01 Any license or release granted by this Agreement by a party in respect to the LICENSED PATENTS shall be binding on any successor of the party in ownership or control of the LICENSED PATENTS.

6.02 The obligation of MIKOHN to make reports, make payments, and maintain records in respect to any subsisting license under this Agreement shall run in favor of any person or legal entity that is a successor or assignee of ENPAT in respect to ENPAT’s benefits under this Agreement.

6.03 The licenses received by any party under this Agreement shall pass to any assigns for the benefit of creditors of the licensed party, and to any receiver of its assets, or to any person or corporation or other entity succeeding to substantially its entire business in LICENSED PRODUCTS as a result of sale, consolidation, reorganization, or otherwise, provided such assignee, receiver, person, or legal entity shall, without delay, accept in writing the provisions of this Agreement and agree to become in all respects bound thereby in the place and state of the licensed party, but may not otherwise be transferred without the written consent of the licensing party, which consent will not be unreasonably withheld.

ARTICLE VII

TERM AND TERMINATION

7.01 The word “termination” and cognate words, such as “term” and “terminated” used in this Article VII are to be read, except where the contrary is specifically indicated, as omitting from their effect the following rights and obligations, all of which shall survive any termination to the degree necessary to permit their complete fulfillment or discharge.

a. MIKOHN’s obligation to maintain records and ENPAT’s right to conduct a final audit as provided in Section 4.08 of Article IV of this Agreement;

b. ENPAT’s right to receive or recover and MIKOHN’s obligation to make payments accrued or accruable for payment at the time of any termination;

c. licenses and releases running in favor of customers or transferees of either party in respect to products sold or transferred by that party prior to termination of this Agreement or of any license arising under this Agreement (subject, in the case of MIKOHN, to payment of any payments payable in respect to such products); and

d. any cause of action or claim of either party, accrued or to accrue, because of any breach or default by the other party.

7.02 Unless otherwise terminated as provided in Section 7.03 or 7.04 of this Article VII, this Agreement shall run to the end of the life of the LICENSED PATENTS, and shall thereupon terminate.

7.03 MIKOHN may prospectively terminate this Agreement or its license and concomitant future obligations in respect to the LICENSED PATENTS upon thirty (30) days written notice to ENPAT. Assertion by MIKOHN, subsequent to the effective date of this Agreement, of the invalidity of any claim of the LICENSED PATENTS, if coupled with or followed by withholding, notice of intention to withhold, or denial of obligation to make payments otherwise payable under this Agreement in respect to MIKOHN’s operations under such claim, may, at the option of ENPAT, be conclusively presumed to constitute MIKOHN’s termination, as of the earliest provable date of such withholding, notice, or denial, of its license in respect to such claim and of its obligation under this Agreement for payments in respect to MIKOHN’s future operation under this claim (but not under any other claims).

7.04 With respect to acts of MIKOHN other than those set forth in Section 7.03 of this Article VII, ENPAT may terminate this Agreement at any time in the event of a default by MIKOHN in the due observance of performance of any material covenant, condition, or limitation of this Agreement required to be performed by MIKOHN, but only if MIKOHN shall not have remedied its default within sixty (60) days after receipt from ENPAT of written notice of such default.

ARTICLE VIII

SUBLICENSE RIGHTS

8.00 MIKOHN shall have no right under the LICENSED PATENTS to grant sublicenses for LICENSED PRODUCTS to others.

ARTICLE IX

PATENT MARKING

9.00 MIKOHN shall mark all products sold or otherwise disposed of by it under the license granted in this Agreement as follows:

The legend “U.S. Patents 5,651,548 and 5,735,742. Manufactured under license from ENPAT, Inc.” shall be placed on all apparatus, manuals or documentation pertaining to LICENSED PRODUCTS.

ARTICLE X

MOST FAVORED LICENSEE PROVISION

10.00 If ENPAT shall hereafter grant to any manufacturer or seller of LICENSED PRODUCTS, a license that is under any LICENSED PATENT and that will permit such manufacturer or seller to manufacture or sell for any use within the scope of the license granted in this Agreement:

1. At any rates of royalty that, calculated on an equivalent basis in respect to the letters patent in question, are lower than those provided in this Agreement, or

2. On prospectively operative financial terms, other than royalty rates, corresponding to prospectively operative financial terms established in this Agreement, more favorable to licensee than those provided in this Agreement, then ENPAT will

a. Promptly notify MIKOHN of such license, and

b. Extend to MIKOHN the lower royalty rates or other more favorable financial terms of the noticed license, effective as of the date (or dates) on which they become effective in respect to the noticed license. Such extension of lower royalty rates or other more favorable financial terms shall be effective, however, only if MIKOHN shall, within sixty (60) days of receipt of the notice referred to in provision a, supra, advise ENPAT that it accepts all terms of the noticed license that are more favorable to licensee than corresponding terms of this Agreement and that are brought to the attention of MIKOHN in the notice referred to.

ARTICLE XI

NOTICES, APPLICABLE LAW, ARBITRATION

11.01 Any notice, report, or payment provided for in this Agreement shall be deemed sufficiently given when sent by certified or registered mail addressed to the party for whom intended at the address given below or at such changed address as the party shall have specified by written notice.

MIKOHN:	Mikohn Gaming Corporation 920 Pilot Road Las Vegas, Nevada 89119 Attn: Charles H. McCrea Jr. Executive Vice President and General Counsel

ENPAT:	Enpat, Inc. 3165 Hilliard Court Melbourne, Florida 32934 Attn: Frederic W. Neitzke, President and CEO

11.02 This Agreement shall be construed, interpreted, and applied in accordance with the substantive laws of the State of Florida.

11.03 In the event of any controversy or claim arising under this Agreement, the parties agree to use their best efforts to resolve the same to their mutual satisfaction through reasonable negotiations, for a period of ninety (90) days before seeking other redress.

11.04 This instrument contains the entire and only Agreement between the parties and supercedes all preexisting Agreements between them respecting its subject matter. Any representation, promise, or condition in connection with such subject matter that is not incorporated in this Agreement shall not be binding on either party. No modification, renewal, extension, waiver, or (except as provided in Article VII hereof) termination of this Agreement or any of its provisions shall be binding on the party against whom enforcement of such modification, renewal, extension, waiver, or termination is sought, unless made in writing and signed on behalf of such party by an individual having the authority to bind the party. As used herein the word termination includes any and all means of bringing to an end, prior to the expiration by its own terms, this Agreement, or any provision thereof, whether by release, discharge, abandonment, or otherwise.

IN WITNESS HEREOF, each of the parties has caused this Agreement to be executed and duly sealed in duplicate originals by its duly authorized representative.

Enpat, Inc.

/s/ FREDERIC W. NEITZKE	Date	2/22/02	Attest	/s/ Illegible
Frederic W. Neitzke President

Mikohn Gaming Corporation

/s/ CHARLES H. MCCREA JR.	Date	3-11-02	Attest	/s/ Illegible
Charles H. McCrea Jr. Executive VP and General Counsel